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                                       September 8, 2000


                                                                       Exhibit 9


VIA EDGAR
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Securities and Exchange Commission
Division of Investment Management
Office of Insurance Products
450 Fifth Street, N.W.
Washington, D.C. 20549


Re: Lincoln Life & Annuity Flexible Premium Variable Life Account H File Nos. 333-38270; 811-08441
     Opinion and Consent of Counsel

Ladies and Gentlemen:

     I have recently made such examination of law and have examined such records and documents as I have deemed necessary to render the opinion expressed below.

    I am of the opinion that upon acceptance by Lincoln Life & Annuity Flexible Premium Variable Life Account H (the "Account"), a segregated account of Lincoln Life & Annuity Company of New York ("LNY"), of contributions from a person pursuant to an annuity contract issued in accordance with the prospectus contained in this amended Registration Statement on Form N-4, and upon compliance with applicable law, such person will have a legally issued interest in his or her individual account with the Account, and the securities issued will represent binding obligations of LNY.

     I consent to the filing of this Opinion as an exhibit to the Account's Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4.


                                   Very truly yours,

                               /s/ Robert O. Sheppard
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                                   Robert O. Sheppard


ROS/jlk